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Exhibit 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 333-03201, 333-71631, 333-75187 and 333-75189 of Courier Corporation on Form S-8
of our report dated November 8, 2001, appearing in this Annual Report on Form 10-K of Courier Corporation and subsidiaries for the year ended September 29, 2001.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 12, 2001